THIS WARRANT AND THE SHARES OF PREFERRED STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM REGISTRATION. THE COMPANY MAY REFUSE TO AUTHORIZE ANY TRANSFER OF THE SECURITIES IN RELIANCE ON AN EXEMPTION FROM REGISTRATION UNTIL IT HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS OF STOCK. THE DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF THE SHARES OF EACH CLASS OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH RIGHTS, ARE SET FORTH IN THE ARTICLES OF INCORPORATION OF THE COMPANY. A COPY OF SAID ARTICLES OF INCORPORATION WILL BE FURNISHED FREE OF CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

THIS WARRANT AND THE SHARES OF PREFERRED STOCK ISSUABLE UPON EXERCISE HEREOF MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

                          SERIES P WARRANT TO PURCHASE

                            SHARES OF PREFERRED STOCK

                                       OF

                      BIOFORCE NANOSCIENCES HOLDINGS, INC.

                             Expires August 31, 2012

No.: W-P-07- ___                                        Number of Shares: ______
Date of Issuance: August 31, 2007

      FOR VALUE RECEIVED, the undersigned, BioForce Nanosciences Holdings, Inc., a Nevada corporation (together with its successors and assigns, the "Issuer"), hereby certifies that _______ or its registered assigns is entitled to subscribe for and purchase, during the Term (as hereinafter defined), up to _________ (______) shares (subject to adjustment as hereinafter provided, the "Warrant Share Number") of the duly authorized, validly issued, fully paid and non-assessable Preferred Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 9 hereof.

      1. Term. The term of this Warrant shall commence on August 31, 2007 and shall expire at 6:00 p.m., eastern time, on August 31, 2012 (such period being the "Term").

      2. Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

      (a) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term.

      (b) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised (the "Exercise Price"), payable at such Holder's election (i) by certified or official bank check or by wire transfer to an account designated by the Issuer, (ii) by "cashless exercise" in accordance with the provisions of subsection (c) of this Section 2, but only when a registration statement under the Securities Act providing for the resale of the Warrant Stock is not then in effect, or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant.

      (c) Cashless Exercise. Commencing one (1) year following the Original Issue Date if (i) the Per Share Market Value of one share of Common Stock is greater than the Warrant Price (at the date of calculation as set forth below) and (ii) a registration statement under the Securities Act providing for the resale of the Warrant Stock is not in effect pursuant to and in accordance with the terms of the Registration Rights Agreement on the date the Holders desires to exercise this Warrant, unless the registration statement is not effective as a result of the Issuer exercising its rights under Section 3(n) of the Registration Rights Agreement, in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise and shall receive the number of restricted shares of Preferred Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Issuer together with the properly endorsed Notice of Exercise in which event the Issuer shall issue to the Holder a number of restricted shares of Preferred Stock computed using the following formula:

            X = Y - (A)(Y)
                    ------
                      B

Where       X =   the number of restricted shares of Preferred Stock to be
                  issued to the Holder.

            Y = the number of shares of Preferred Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

            A =   the Warrant Price.

            B =   the Per Share Market Value of one share of Common Stock.

      (d) Issuance of Stock Certificates. In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after the Issuer and its transfer agent have received from the Holder this Warrant, a duly executed exercise form, the Exercise Price and all fees and expenses required hereby in support of such exercise (the "Delivery Date") or, at the request of the Holder (provided that a registration statement under the Securities Act providing for the resale of the Warrant Stock is then in effect), issued and delivered to the Depository Trust Company ("DTC") account on the Holder's behalf via the Deposit Withdrawal Agent Commission System ("DWAC") no later than the Delivery Date, and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Warrant Stock so purchased as of the date of such exercise. Notwithstanding the foregoing to the contrary, the Issuer or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on the Holder's behalf via DWAC if such exercise is in connection with a sale and the Issuer and its transfer agent are participating with DTC through the DWAC system. The Holder shall deliver this original Warrant (or an indemnification undertaking with respect to such Warrant in the case of its loss, theft or destruction), along with a duly executed exercise form, the Exercise Price and all fees and expenses required hereby in support of such exercise, at such time that this Warrant is exercised. If this Warrant shall have been exercised in part, the Issuer shall deliver to the Holder by the Delivery Date a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

      (e) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Issuer fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Stock issuable pursuant to an exercise (the "Exercise Shares") on or before the Delivery Date and the Issuer or its transfer agent are solely at fault for such failure, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Preferred Stock (the "Substitute Shares") to deliver in satisfaction of a sale by the Holder of the Exercise Shares (a "Buy-In"), then the Issuer shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Substitute Shares exceeds (y) the amount obtained by multiplying (A) the number of Exercise Shares by (B) the per share price at which the Holder was to sell shares of Preferred Stock in the Buy-In (pursuant to the executed sell order associated with the Buy-In), and (2) at the option of the Holder, either reinstate to the Warrant the number of Exercise Shares not transmitted to the Holder on or before the Delivery Date or deliver the Exercise Shares to the Holder. For example, if the Holder purchases Preferred Stock having a total purchase price of $11,000 to cover a Buy-In for the sale of Exercise Shares for $10,000, under clause (1) of the immediately preceding sentence the Issuer shall be required to pay the Holder $1,000. The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Issuer. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer's failure to timely deliver certificates representing the Exercise Shares as required pursuant to the terms hereof.

      (f) Transferability of Warrant. Subject to Section 2(h) hereof, this Warrant may be transferred by a Holder, in whole or in part, without the consent of the Issuer. If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for new Warrants to purchase the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant thereto.

      (g) Intentionally Omitted.

      (h) Compliance with Securities Laws.

            (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

            (ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM REGISTRATION. THE COMPANY MAY REFUSE TO AUTHORIZE ANY

            TRANSFER OF THE SECURITIES IN RELIANCE ON AN EXEMPTION FROM REGISTRATION UNTIL IT HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

            THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS OF STOCK. THE DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF THE SHARES OF EACH CLASS OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH RIGHTS, ARE SET FORTH IN THE ARTICLES OF INCORPORATION OF THE COMPANY. A COPY OF SAID ARTICLES OF INCORPORATION WILL BE FURNISHED FREE OF CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

            THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

            (iii) The Issuer agrees to reissue this Warrant or certificates representing any shares of the Warrant Stock without the legend set forth above, if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer. Such proposed transfer will not be effected until: (a) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become effective under the Securities Act and the Holder has represented that the shares of Warrant Stock have been or will be sold, (iii) the Issuer has received other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the Holder provides the Issuer with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Issuer has received an opinion of counsel, reasonably satisfactory to the Issuer, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected or a valid exemption exists with respect thereto. The Issuer will respond to any such notice from the Holder within three (3) Trading Days. In the case of any proposed transfer under this
      Section 2(h), the Issuer will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or "blue sky" laws of any state for which registration by coordination is unavailable to the Issuer. The restrictions on transfer contained in this Section 2(h) shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant. Whenever a certificate representing the shares of Warrant Stock is required to be issued to a the Holder without a legend, in lieu of delivering physical certificates representing the shares of Warrant Stock, the Issuer shall use its reasonable best efforts to cause its transfer agent to electronically transmit the shares of Warrant Stock to the Holder by crediting the account of the Holder's prime broker with DTC through its DWAC system (to the extent not inconsistent with any provisions of this Warrant or the Purchase Agreement). Notwithstanding the foregoing to the contrary, the Issuer or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on the Holder's behalf via DWAC if such exercise is in connection with a sale and the Issuer and its transfer agent are participating in DTC through the DWAC system.

      (i) Accredited Investor Status. In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an "accredited investor" as defined in Regulation D under the Securities Act.

      3. Stock Fully Paid; Reservation and Listing of Shares; Covenants.

      (a) Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by or through the Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of issuance upon exercise of this Warrant a sufficient number of shares of Preferred Stock to provide for the exercise of this Warrant.

      (b) Listing. The Issuer shall list the shares of Common Stock, issuable upon conversion of the Warrant Stock on the OTC Bulletin Board (or any other securities exchange, quotation system or market, if any, on which shares of Common Stock issued by the Company are then listed or traded), all in accordance with the terms of the Registration Rights Agreement.

      (c) Covenants. The Issuer shall not by any action including, without limitation, amending the Articles of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Preferred Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Articles of Incorporation or by-laws of the Issuer in any manner that would adversely affect the rights of the Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Preferred Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

      (d) Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Preferred Stock.

      4. Adjustment of Warrant Price and Number of Shares Issuable Upon Exercise. The Warrant Price and the Warrant Share Number shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with the notice provisions set forth in
Section 5.

      (a) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

            (i) In case the Issuer after the Original Issue Date shall do any of the following (each, a "Triggering Event"): (a) consolidate or merge with or into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made to the Warrant Price and the Warrant Share Number so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled, upon the exercise hereof at any time after the consummation of such Triggering Event (to the extent this Warrant is not exercised prior to such Triggering Event), to receive at the Warrant Price (as adjusted to take into account the consummation of such Triggering Event), in lieu of the Preferred Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto (including the right, if any, of a shareholder to elect the type of consideration it will receive in connection with the Triggering Event), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4. Immediately upon the occurrence of a Triggering Event, the Issuer shall notify the Holder in writing of such Triggering Event and provide the calculations in determining the number of shares of Warrant Stock, if any, issuable upon exercise of the new warrant and the adjusted Warrant Price. Upon the Holder's request, the continuing or surviving corporation as a result of such Triggering Event shall issue to the Holder a new warrant of like tenor, if any, evidencing the right to purchase the adjusted number of shares of Warrant Stock and the adjusted Warrant Price pursuant to the terms and provisions of this Section 4(a)(i). Notwithstanding the foregoing to the contrary, this Section 4(a)(i) shall only apply if the surviving entity pursuant to any such Triggering Event is a company that has a class of equity securities registered pursuant to the Securities Exchange Act of 1934, as amended, and its common stock is listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board.

            (ii) In the event that the Holder has elected not to exercise this Warrant prior to the consummation of a Triggering Event, so long as the surviving entity pursuant to any Triggering Event is a company that has a class of equity securities registered pursuant to the Securities Exchange Act of 1934, as amended, and its common stock is listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board, the surviving entity and/or each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to the Holder such Securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), the Holder shall be entitled to receive; and the surviving entity and/or each such Person shall have similarly delivered to the Holder an opinion of counsel for the surviving entity and/or each such Person, which counsel shall be reasonably satisfactory to such Holder, or in the alternative, a written acknowledgement executed by the President or Chief Financial Officer of the Issuer, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the Securities, cash or property which the surviving entity and/or each such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

      (b) Stock Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

            (i) make or issue or set a record date for the holders of the Preferred Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

            (ii) subdivide its outstanding shares of Preferred Stock into a larger number of shares of Preferred Stock, or

            (iii) combine its outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock,

then (1) the Warrant Share Number immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Preferred Stock which a record holder of the same number of shares of Preferred Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the Warrant Share Number immediately prior to the adjustment divided by (B) the Warrant Share Number immediately after such adjustment.

      (c) Certain Other Distributions. If at any time the Issuer shall make or issue or set a record date for the holders of the Preferred Stock for the purpose of entitling them to receive any dividend or other distribution of:

            (i) cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Issuer),

            (ii) any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Preferred Stock Equivalents or Additional Shares of Preferred Stock), or

            (iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Preferred Stock Equivalents or Additional Shares of Preferred Stock),

then (1) the number of shares of Preferred Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Preferred Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Preferred Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board and supported by an opinion from an investment banking firm mutually agreed upon by the Issuer and the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Preferred Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Preferred Stock for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Preferred Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Preferred Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Preferred Stock of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding shares of Preferred Stock shall be changed into a larger or smaller number of shares of Preferred Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Preferred Stock within the meaning of Section 4(b).

      (d) Issuance of Additional Shares of Preferred Stock.

            (i) In the event the Issuer shall at any time following the Original Issue Date issue any Additional Shares of Preferred Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section
      4), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price upon each such issuance shall be adjusted to that price determined by multiplying the Warrant Price then in effect by a fraction:

                  (A) the numerator of which shall be equal to the sum of (x)
            the number of shares of Outstanding Preferred Stock immediately prior to the issuance of such Additional Shares of Preferred Stock plus (y) the number of shares of Preferred Stock (rounded to the nearest whole share) which the aggregate consideration received by the Issuer for such Additional Shares of Preferred Stock would purchase at a price per share equal to the Warrant Price then in effect, and

                  (B) the denominator of which shall be equal to the number of shares of Outstanding Preferred Stock immediately after the issuance of such Additional Shares of Preferred Stock.

            (ii) No adjustment of the Warrant Share Number shall be made under paragraph (i) of Section 4(d) upon the issuance of any Additional Shares of Preferred Stock which are issued pursuant to the exercise of any Preferred Stock Equivalents, if any such adjustment shall previously have been made upon the issuance of such Preferred Stock Equivalents (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4(e).

      (e) Issuance of Preferred Stock Equivalents. If at any time the Issuer shall take a record of the holders of its Preferred Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Issuer is the surviving corporation) issue or sell, any Preferred Stock Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Additional Shares of Preferred Stock are issuable upon conversion or exchange thereof shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, or if, after any such issuance of Preferred Stock Equivalents, the price per share for which Additional Shares of Preferred Stock may be issued thereunder is amended or adjusted, and such price as so amended shall be less than the Warrant Price in effect at the time of such amendment or adjustment, then the Warrant Price then in effect shall be adjusted as provided in Section 4(d). No further adjustments of the Warrant Share Number and the Warrant Price then in effect shall be made upon the actual issue of such Preferred Stock upon conversion or exchange of such Preferred Stock Equivalents.

      (f) Superseding Adjustment. If, at any time after any adjustment of the Warrant Share Number and the Warrant Price then in effect shall have been made pursuant to Section 4(e) as the result of any issuance of Preferred Stock Equivalents, and (i) such Preferred Stock Equivalents, or the right of conversion or exchange associated with such Preferred Stock Equivalents, shall expire, and all or a portion of such or the right of conversion or exchange with respect to all or a portion of such Preferred Stock Equivalents, as the case may be, shall not have been exercised, or (ii) the consideration per share for which shares of Preferred Stock are issuable pursuant to such Preferred Stock Equivalents shall be increased, then such previous adjustment shall be rescinded and annulled and the Additional Shares of Preferred Stock which were deemed to have been issued by virtue of the computation made in connection with such prior adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Upon the occurrence of an event set forth in this Section 4(f), there shall be a recomputation made of the effect of such Preferred Stock Equivalents on the basis of: (i) treating the number of Additional Shares of Preferred Stock theretofore actually issued or issuable pursuant to the previous exercise of Preferred Stock Equivalents or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and (ii) treating any such Preferred Stock Equivalents which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which Additional Shares of Preferred Stock are issuable under such Preferred Stock Equivalents; whereupon a new adjustment of the Warrant Share Number and the Warrant Price then in effect shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

      (h) Other Provisions applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the Warrant Share Number and the Warrant Price then in effect provided for in this
Section 4:

            (i) Computation of Consideration. To the extent that any Additional Shares of Preferred Stock or any Preferred Stock Equivalents (or any warrants or other rights therefor) shall be issued for cash consideration, the consideration received by the Issuer therefor shall be the amount of the cash received by the Issuer therefor, or, if such Additional Shares of Preferred Stock or Preferred Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Preferred Stock or Preferred Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Issuer for and in the underwriting of, or otherwise in connection with, the issuance thereof). In connection with any merger or consolidation in which the Issuer is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Preferred Stock of the Issuer shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board, of such portion of the assets and business of the nonsurviving corporation as the Board may determine to be attributable to such shares of Preferred Stock or Preferred Stock Equivalents, as the case may be. The consideration for any Additional Shares of Preferred Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Issuer for issuing such warrants or other rights plus the additional consideration payable to the Issuer upon exercise of such warrants or other rights. The consideration for any Additional Shares of Preferred Stock issuable pursuant to the terms of any Preferred Stock Equivalents shall be the consideration received by the Issuer for issuing warrants or other rights to subscribe for or purchase such Preferred Stock Equivalents, plus the consideration paid or payable to the Issuer in respect of the subscription for or purchase of such Preferred Stock Equivalents, plus the additional consideration, if any, payable to the Issuer upon the exercise of the right of conversion or exchange associated with such Preferred Stock Equivalents. In the event of any consolidation or merger of the Issuer in which the Issuer is not the surviving corporation or in which the previously outstanding shares of Preferred Stock of the Issuer shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Issuer for stock or other securities of any corporation, the Issuer shall be deemed to have issued a number of shares of its Preferred Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. In the event any consideration received by the Issuer for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board. In the event Preferred Stock is issued with other shares or securities or other assets of the Issuer for consideration which covers both, the consideration computed as provided in this Section 4(h)(i) shall be allocated among such securities and assets as determined in good faith by the Board.

            (ii) When Adjustments to Be Made. The adjustments required by this
      Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the Warrant Share Number that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Preferred Stock, as provided for in Section 4(b)) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than one percent (1%) of the Warrant Share Number immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

            (iii) Fractional Interests. In computing adjustments under this
      Section 4, fractional interests in Preferred Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

            (iv) When Adjustment Not Required. If the Issuer shall take a record of the holders of its Preferred Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

      (i) Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

      (j) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Preferred Stock, but prior to the occurrence of the event for which such record is taken, the Holder exercises this Warrant, any shares of Preferred Stock otherwise issuable upon exercise of this Warrant because of an adjustment to the Warrant Share Number or the Warrant Price resulting from such event shall be deemed the last shares of Preferred Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Issuer to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the then-current Exercise Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Issuer and escrowed property returned.

      5. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an "adjustment"), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail and to extent such is not material non-public information, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to a national or regional accounting firm reasonably acceptable to the Issuer and the Holder. The firm selected by the Holder as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and the Holder within thirty
(30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The costs and expenses of the initial accounting firm shall be paid equally by the Issuer and the Holder.

      6. Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.

      7. Ownership Cap and Exercise Restriction. Notwithstanding anything to the contrary set forth in this Warrant, at no time may the Holder exercise this Warrant if the number of shares of Preferred Stock to be issued pursuant to such exercise would, when aggregated with all other shares of Preferred Stock owned by the Holder at such time, result in such Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.9% of the then issued and outstanding shares of Preferred Stock; provided, however, that upon the Holder providing the Issuer with sixty-one (61) days notice (pursuant to Section 13 hereof) (the "Waiver Notice") that such Holder would like to waive this Section 7 with regard to any or all shares of Warrant Stock issuable hereunder, this Section 7 will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.

      8. Registration Rights. The shares of Common Stock issuable upon conversion of the Preferred Stock underlying this Warrant shall have the same registration rights as those shares underlying the Warrants issued pursuant to the Purchase Agreement.

      9. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

            "Additional Shares of Preferred Stock" means all shares of Preferred Stock issued by the Issuer after the Original Issue Date, and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except: (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of the Purchase Agreement or issued pursuant to the Purchase Agreement (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Holders), (iii) the Warrant Stock,
      (iv) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (v) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to the Issuer's stock option plans and employee stock purchase plans outstanding as they exist on the date of the Purchase Agreement, (vi) Common Stock issued as payment of dividends on the Series A Convertible Preferred Stock issued pursuant to the Purchase Agreement, and (vii) any warrants issued to the placement agent and its designees for the transactions contemplated by the Purchase Agreement.

            "Articles of Incorporation" means the Articles of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

            "Board" shall mean the Board of Directors of the Issuer.

            "Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

            "Common Stock" means the Common Stock, $0.001 par value per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

            "Convertible Securities" means evidences of shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Preferred Stock. The term "Convertible Security" means one of the Convertible Securities.

            "Governmental Authority" means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

            "Holders" mean the Persons who shall from time to time own any Warrant. The term "Holder" means one of the Holders.

            "Independent Appraiser" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holders.

            "Issuer" means BioForce Nanosciences Holdings, Inc., a Nevada corporation, and its successors.

            "Majority Holders" means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

            "Original Issue Date" means August 31, 2007.

            "OTC Bulletin Board" means the over-the-counter electronic bulletin board.

            "Other Common" means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

            "Outstanding Preferred Stock" means, at any given time, the aggregate amount of outstanding shares of Preferred Stock, assuming full exercise, conversion or exchange (as applicable) of all options, warrants and other Securities which are convertible into or exercisable or exchangeable for, and any right to subscribe for, shares of Preferred Stock that are outstanding at such time.

            "Person" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

            "Per Share Market Value" means on any particular date (a) the last closing bid price per share of the Common Stock on such date on the OTC Bulletin Board or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the OTC Bulletin Board or any registered national stock exchange, the last closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or
      (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the five (5) Trading Days preceding such date of determination, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the Majority Holders, at the Holders sole expense; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser (at its sole expense), in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

            "Preferred Stock Equivalent" means any Convertible Security, warrant, option or other right to subscribe for or purchase any Additional Shares of Preferred Stock or any Convertible Security.

            "Purchase Agreement" means the Series A Convertible Preferred Stock and Warrant Purchase Agreement dated as of August 31, 2007, among the Issuer and the Purchasers.

            "Purchasers" means the purchasers of the Series A Convertible Preferred Stock and the Warrants issued by the Issuer pursuant to the Purchase Agreement.

            "Registration Rights Agreement" means the Registration Rights Agreement dated as of August 31, 2007, among the Issuer and the Purchasers pursuant to the Purchase Agreement.

            "Securities" means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. "Security" means one of the Securities.

            "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

            "Subsidiary" means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

            "Term" has the meaning specified in Section 1 hereof.

            "Trading Day" means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Delaware are authorized or required by law or other government action to close.

            "Voting Stock" means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

            "Warrants" means the Warrants issued and sold pursuant to the Purchase Agreement, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(b), 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

            "Warrant Price" initially means $0.50, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

            "Warrant Stock" means Preferred Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

      10. Other Notices. In case at any time:

                        (A) the Issuer shall make any distributions to the holders of Common Stock; or

                        (B) the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights; or

                        (C) there shall be any reclassification of the Capital Stock of the Issuer; or

                        (D) there shall be any capital reorganization by the Issuer; or

                        (E) there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer's property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

                        (F) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty
(20) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Issuer's transfer books are closed in respect thereto. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

      11. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 11 without the consent of the Holder of this Warrant. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Warrant unless the same consideration is also offered to all Holders.

      12. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Warrant shall not be interpreted or construed with any presumption against the party causing this Warrant to be drafted. The Issuer and the Holder agree that venue for any dispute arising under this Warrant will lie exclusively in the state or federal courts located in the State of Delaware, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that Delaware is not the proper venue. The Issuer and the Holder irrevocably consent to personal jurisdiction in the state and federal courts of the State of Delaware. The Issuer and the Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 12 shall affect or limit any right to serve process in any other manner permitted by law. The Issuer and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Warrant or the Purchase Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby unconditionally and irrevocably waive all rights to a trial by jury in any suit, action or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby.

      13. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon delivery when sent by hand delivery, telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:      BioForce Nanosciences Holdings, Inc.
                        1615 Golden Aspen Drive, Suite 101
                        Ames, Iowa, 50010
                        Attn: Eric Henderson
                        Tel. No.: (515) 233-8333
                        Fax No.:  (515) 233-8337

with copies (which      McCarter & English, LLP
shall not constitute    Four Gateway Center
notice) to:             100 Mulberry Street
                        Newark, New Jersey 07102-4056
                        Attention: Jeffrey A. Baumel, Esq.
                        Tel. No.:  (973) 848-5304
                        Fax No.:  (973) 297-3814

If to any Holder:       Any party hereto may from time to time change its
                        address for notices by giving written notice of such changed address to the other party hereto.

      14. Warrant Agent. The Issuer may, by written notice to the Holder of this Warrant, appoint an agent having an office in _______, ________ for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

      15. Remedies. Each of the Issuer and the Holder (the "Defaulting Party") stipulates to the other (the "Harmed Party") that the remedies at law of the Harmed Party in the event of any default or threatened default by the Defaulting Party in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

      16. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

      17. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

      18. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Issuer has executed this Series P Warrant as of the day and year first above written.

                                            BIOFORCE NANOSCIENCES HOLDINGS, INC.


                                            By:
                                                ------------------------------
                                                Name: Eric Henderson
                                                Title: Chief Executive Officer


Accepted and Agreed:


--------------------------
Holder:
By:
Title:

                                  EXERCISE FORM
                                SERIES P WARRANT

                      BIOFORCE NANOSCIENCES HOLDINGS, INC.

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Preferred Stock of BioForce Nanosciences Holdings, Inc. covered by the within Warrant.

Dated: _________________            Signature        ___________________________

                                    Address          _____________________

                                                     _____________________

Number of shares of Preferred Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________

The undersigned is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended.

The undersigned intends that payment of the Warrant Price shall be made as (check one):

            Cash Exercise_______

            Cashless Exercise_______

If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $________ by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Warrant.

                            [Continued on next page]

If the Holder has elected a Cashless Exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is ___________. The Issuer shall pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the Per Share Market Value on the date of exercise, which product is ____________.

      X = Y - (A)(Y)
              ------
                B

Where:

The number of shares of Preferred Stock to be issued to the Holder __________________("X").

The number of shares of Preferred Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised ___________________________ ("Y").

The Warrant Price ______________ ("A").

The Per Share Market Value of one share of Common Stock _________________ ("B").

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                                   ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: _________________            Signature        ___________________________

                                    Address          _____________________

                                                     _____________________

                               PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: _________________            Signature        ___________________________

                                    Address          _____________________

                                                     _____________________

                           FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Preferred Stock issued therefor in the name of
_______________, Warrant No. W-_____ issued for ____ shares of Preferred Stock in the name of _______________.